THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “1933 ACT”) AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH SECURITIES CAN BE SOLD OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE 1933 ACT (OR A SUCCESSOR RULE THERETO) OR ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

INHIBITEX, INC.
WARRANT TO PURCHASE SHARES
OF COMMON STOCK

Date of Issuance: October , 2009	Certificate No.

THIS CERTIFIES THAT, for value received,        and its assigns are entitled to subscribe for and purchase        shares of duly authorized, validly issued, fully paid and nonassessable Common Stock, par value $.001 per share, (as adjusted pursuant to Section 4 hereof, the “Warrant Shares”) of INHIBITEX, INC., a Delaware corporation (the “Company”), at the price of $1.46 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein the term “Date of Grant” shall mean October   , 2009. The term “Warrant” as used herein shall be deemed to include any warrants issued upon transfer or partial exercise of this Warrant unless the context clearly requires otherwise. This Warrant has been issued pursuant to a Stock and Warrant Purchase Agreement, dated as of October 22, 2009, between the Company and the registered holder of this Warrant (the “Purchase Agreement”), and is subject to the terms and conditions set forth therein. Capitalized Terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through October   , 2013 (the “Expiration Date”).

2. Method of Exercise; Payment: Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) delivery of the notice of exercise substantially in the form attached hereto as Exhibit A, duly completed and executed, at the principal office of the Company and the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased, or (b) exercise of the “net issuance” right provided for in Section 10.2 hereof. The holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder unless this Warrant is being exercised in full to purchase the total number of shares of Warrant Stock issuable upon exercise of this Warrant. The person or persons in whose name(s) any certificate(s) representing the Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as practicable and, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Warrant Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant, but subject to the payment by the holder of any applicable transfer taxes) within the time period required to settle any trade made by the holder after exercise of this Warrant without the holder being subject to any penalty or being “bought in” in connection with such trade. The Company shall, upon the written request of the holder hereof and provided that the Company’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, use its commercially reasonable efforts to credit such aggregate number of Warrant Shares to which the holder is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system (“DWAC”); provided, that the holder provides the Company the reasonably necessary details to effect the foregoing DWAC delivery.

3. Stock Fully Paid; Reservation of Warrant Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of (i) any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), (ii) a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to another person, or (iii) a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock, the Company, or such surviving or successor corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (which, if not in substantially the form of this Warrant, shall be in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the then unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock purchasable under this Warrant immediately preceding the consummation of such reclassification or merger. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes and mergers.

(b) Subdivision or Combination of Warrant Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

(d) Adjustment of Number of Warrant Shares. Upon each adjustment in the Warrant Price pursuant to Section 4(c) above, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 12 hereof) by first class mail, postage prepaid to the holder of this Warrant at such holder’s last known address.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors.

7. Compliance with 1933 Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the 1933 Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the form as set forth in the Purchase Agreement. Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

8. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or (except as provided in Section 10.1) to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. Registration Rights. The Company has granted registration rights to the holder of this Warrant for the resale of the Common Stock of the Company obtained upon exercise hereof, pursuant to the Purchase Agreement.

10. Additional Rights.

10.1 Notice of Corporate Action. In the event the Company proposes to: (i) pay, distribute, or take a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive, any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property, or (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of the Company’s assets, dissolution, liquidation or winding-up, or any similar transaction, then, at least 10 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to the holder of this Warrant a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of shares of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; and (d) in each case, the expected effect on the Warrant Price of each such transaction or event. The Company shall update any such notice to reflect any change in the foregoing information.

10.2 Right to Convert Warrant into Stock: Net Issuance.

(a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

X = B- A
Y
Where: X =	the number of shares of Common Stock to be issued to
the holder upon such exercise
Y =	the fair market value of one share of Common Stock
A =	the aggregate Warrant Price of the specified number
of Converted Warrant Shares immediately prior to the
exercise of the Conversion Right (i.e., the number
of Converted Warrant Shares multiplied by the
Warrant Price)
B =	the aggregate fair market value of the specified
number of Converted Warrant Shares (i.e., the number
of Converted Warrant Shares multiplied by the fair
market value of one Converted Warrant Share)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 and Section 22 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

(b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”). Certificates for the Warrant Shares issuable upon exercise of the Conversion Right shall be issued as of the Conversion Date and shall be delivered to the holder within the time period required to settle any trade made by the holder after exercise of this Warrant without the holder being subject to any penalty or being “bought in” in connection with such trade. Subject to Section 22, to the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with this Section 10.2 (even if not surrendered) immediately before its expiration, involuntary termination or cancellation if the then-applicable fair market value of a Warrant Share exceeds the Warrant Price, unless the holder notifies Company in writing to the contrary prior to such automatic exercise.

(c) Determination of Fair Market Value. For purposes of this Section 10.2, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Company’s Common Stock is traded or quoted on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the American Stock Exchange, then the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;

(ii) If the Company’s Common Stock is not traded or quoted on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the American Stock Exchange, but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the closing bid and ask prices reported for the five (5) trading days immediately prior to (but not including) the Determination Date; and

(iii) If there is no public market for the Common Stock, then fair market value shall be determined by the Company’s Board of Directors in good faith.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) Investors holding Warrants representing at least a majority of the number of Warrant Shares then issuable upon exercise of the Warrants sold in the Offering (as such terms are defined in the Purchase Agreement), provided that such modification, amendment or waiver is made with respect to all Warrants issued in the Offering and does not adversely affect the holder of this Warrant without adversely affecting all Investors in a similar manner; or (ii) the holder of this Warrant.

12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant with a copy to the Chief Executive Officer at the same address and with another copy to Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036-6797; tel. (212) 698-3500, fax (212) 698-3599; Attn: David S. Rosenthal, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

13. Transfers. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the holder with respect to any or all of the Warrant Shares. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the holder for transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the holder hereof, and shall issue to such holder a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been transferred.

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Warrant Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

17. Governing Law; Jurisdiction; Jury Trial. This Warrant shall be governed by and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

19. No Impairment of Rights. The Company will not, by amendment of its certificate of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

20. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

21. Entire Agreements. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

22. Limitation on Exercise.

(a) [Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder hereof upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (“Exchange Act”), does not exceed      % (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For purposes of this Warrant, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, the holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company and (ii) any such waiver or increase or decrease will apply only to the holder and not to any other holder of Warrants.]1

(b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder hereof upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of the rules of the Nasdaq Stock Market does not exceed 19.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).

(c) Each delivery of an notice of exercise or conversion hereunder will constitute a representation by the holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such notice is permitted under this paragraph. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent reports or public filings with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section 22 shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation, but in no event later than the Expiration Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the Date of Grant set forth on the first page to this Warrant.

INHIBITEX, INC.

By:

Name: Title: Address:	Russell H. Plumb President and Chief Executive Officer Inhibitex, Inc. 9005 Westside Parkway Alpharetta, GA 30009

EXHIBIT A

NOTICE OF EXERCISE

To: INHIBITEX, INC. (the “Company”)

1.	The undersigned hereby:

•	elects to purchase shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or
•	*elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to shares of Common Stock.

2.	Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)
(Address)

3.	The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)
(Date)

[1]	This paragraph is optional, subject to the preference of the holder.